Exhibit 21



                         SUBSIDIARIES OF SIMMONS COMPANY



1.   DOMESTIC SUBSIDIARIES

     A.   SIMMONS INTERNATIONAL HOLDING COMPANY, A NEW YORK CORPORATION.

2.   FOREIGN SUBSIDIARIES

     A.   SIMMONS CARRIBEAN BEDDING, INC., A PUERTO RICO CORPORATION.

     B.   INFO ESTABLISHMENT, A LIECHTENSTEIN CORPORATION.

     C.   SIMMONS I.P., INC., AN ONTARIO, CANADA CORPORATION.

     D.   668363 ONTARIO LIMITED, AN ONTARIO, CANADA CORPORATION.

     E.   897701 ONTARIO LIMITED, AN ONTARIO, CANADA CORPORATION.